Exhibit 99.1

HeartCore Provides Strong Go IPO Updates

-Company Expects to Receive Approximately $32.4 Million in Warrants of Previously Announced Go IPO Client, SBC Medical Group Holdings

-HeartCore Signs Eighth and Ninth Go IPO Clients - Libera Gaming Operations and ICheck Co.

NEW YORK, NY and TOKYO, JAPAN – March 16, 2023 – HeartCore Enterprises, Inc. (“HeartCore” or the “Company”), a leading software development company offering Customer Experience Management Platform (CXM Platform) and Digital Transformation, announced it has made compelling progress around its Go IPO consulting service offering.

As part of HeartCore’s previously announced fifth Go IPO win with SBC Medical Group Holdings (“SBC”), SBC agreed to compensate the Company an aggregate of $900,000 in initial fees, in addition to warrants to acquire 2.7% of SBC’s common stock, on a fully diluted basis. With SBC recently being valued at $1.2 billion, HeartCore expects to receive warrants with an approximate value of $32.4 million.

Additionally, HeartCore announced that it has entered into its eighth and ninth Go IPO agreements with Libera Gaming Operations, Inc. (“Libera”) and ICheck Co., Ltd. (“ICheck”), respectively. Pursuant to the consulting agreements, HeartCore agreed to assist Libera and ICheck in their efforts to go public and list on the Nasdaq Stock Market (“Nasdaq”). Through Go IPO, the Company services clients by assisting throughout the audit and legal firm hiring process, translating requested documents into English, assisting in the preparation of documentation for internal controls required for an initial public offering or de-SPAC, providing general support services, assisting in the preparation of the S-1 or F-1 filing, and more.

As compensation for its services, HeartCore expects to generate from each of Libera and ICheck $600,000 in initial fees and a warrant to acquire 3% of Libera and ICheck’s common stock on a fully diluted basis, respectively.

“The recent valuation of SBC Medical Group translates to a grand total of approximately $32.4 million in warrants for HeartCore,” said Company CEO Sumitaka Yamamoto. “Though the initial fees we receive from clients are helpful, we believe the warrants provide exponentially greater value to our company. We are also very proud of our eighth and ninth Go IPO wins and hope to garner the benefits of our Go IPO flywheel effect as illustrated by SBC.”

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading software development company offering Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. Furthermore, HeartCore offers “Go IPO,” a consulting service where it assists private companies with uplisting onto the Nasdaq Stock Market. Additional information about the Company’s products and services is available at www.heartcore.co.jp and https://heartcore-enterprises.com/.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gatewayir.com

(949) 574-3860